UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2006
Immediatek, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 North Central Expressway, Suite 1200
Richardson, Texas	75080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 852-2876

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
     On January 24, 2006, Immediatek, Inc., or the Company, Zach Bair, Paul Marin and Radical Holdings LP, or Radical, entered into a Securities Purchase Agreement, or the “Purchase Agreement.” Subject to the terms and conditions of the Purchase Agreement, the Company will issue and sell, and Radical will purchase, 4,392,286 shares of Series A Convertible Preferred Stock of the Company for an aggregate purchase price of $3.0 million, or $0.68 per share of Series A Convertible Preferred Stock. In the Purchase Agreement, the Company and Messrs. Bair and Marin represented and warranted to, and covenanted with, Radical as to various matters. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     The following is a summary of the material terms of the Series A Convertible Preferred Stock to be issued to Radical under the Purchase Agreement:
Dividends. The holders of the Series A Convertible Preferred Stock are not entitled to any preferential dividends. Holders of the Series A Convertible Preferred Stock, however, are entitled to participate, on an as-converted basis, in any cash dividends declared and paid on shares of Company common stock, other than dividends declared and paid on shares of Company common stock out of the proceeds from the original issue of the Series A Convertible Preferred Stock.
Liquidation. Upon the liquidation, dissolution or winding up of the Company, an acquisition of the Company that results in the sale of more than 50% of the outstanding voting power of the Company, or the sale or exclusive license of all or substantially all of the assets of the Company, the holders of the Series A Convertible Preferred Stock will be entitled to receive, out of the legally available funds and assets of the Company, before any payment is made on any shares of Company common stock or other junior stock, an amount per share equal to the greater of:
     •     $0.683015632 per share of Series A Convertible Preferred Stock; and
     •     the amount that the holder of that share of Series A Convertible Preferred Stock would have received had the holder converted that share into shares of Company common stock immediately prior to the liquidation event.
If the legally available funds and assets of the Company are insufficient to pay the holders of shares of the Series A Convertible Preferred Stock the full amount to which they are entitled, the holders of shares of the Series A Convertible Preferred Stock and the holders of capital stock of the Company that is on a parity with the Series A Convertible Preferred Stock will share ratably in any distribution of the remaining legally available funds and assets of the Company.
Ranking. The Series A Convertible Preferred Stock shall, with respect to rights on liquidation, winding up, corporate reorganization and dissolution, rank senior to the shares of Company common stock and other junior stock.
Optional Redemption. Upon an Event of Default (described below), the holders of a majority-in-interest of the Series A Convertible Preferred Stock then outstanding may require the Company to redeem the Series A Convertible Preferred Stock at a redemption price of $0.683015632 per share, plus declared and unpaid dividends, if any, to the redemption date.

An “Event of Default” exists if, within 45 days of the original issue date of the Series A Convertible Preferred Stock, a representation or warranty made by the Company in the Purchase Agreement or in any other document shall prove to be materially incorrect when made, or the Company shall fail satisfy certain obligations under the Purchase Agreement.
Conversion. The shares of Series A Convertible Preferred Stock shall be convertible into that aggregate number of full shares of Company common stock representing at least 95% of the total voting power of all outstanding shares of capital stock of the Company, including outstanding common stock. Accordingly, the conversion price is subject to downward adjustments in order to cause the holders of the Series A Convertible Preferred Stock, collectively, to own 95% of the outstanding shares of Company common stock upon conversion of all Series A Convertible Preferred Stock. The conversion price of a share of Series A Convertible Preferred Stock into shares of Company common stock also is subject to adjustment, from time to time, for, among other reasons, stock splits, combinations, dividends and distributions.
Voting. The holders of the shares of Series A Convertible Preferred Stock will be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Company. Each holder of a share of Series A Convertible Preferred Stock is entitled to the number of votes equal to the largest number of full shares of Company common stock into which all shares of Series A Convertible Preferred Stock held by that holder could be converted. Except as required by law on matters requiring class voting, the holders of the Series A Convertible Preferred Stock and Company common stock will vote together as a single class.
Protective Provisions. Unless the directors designated by the holders of shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement control the Board of Directors of the Company with respect to all actions, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Company’s Articles of Incorporation, and in addition to any other vote required by law or by the Company’s Articles of Incorporation, the Company shall not, and the Company shall cause its subsidiaries not to, as applicable, without the prior vote or written consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding:
     (a) amend the articles or bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Convertible Preferred Stock or the shares issuable upon conversion of the Series A Convertible Preferred Stock;
     (b) reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock;
     (c) authorize or issue any additional shares of capital stock (other than to holders of the Series A Convertible Preferred Stock);
     (d) merge or consolidate with or into any corporation or other person;
     (e) sell all or substantially all their respective assets in a single transaction or series of related transactions;

     (f) license all or substantially all of their respective intellectual property in a single transaction or series of related transactions;
     (g) liquidate or dissolve;
     (h) alter any rights of the holders of the Series A Convertible Preferred Stock or change the size of the Board of Directors;
     (i) declare or pay any dividends (other than dividends payable to the Company or its subsidiaries) on or declare or make any other distribution, directly or indirectly, on account of any shares of Company common stock now or hereafter outstanding;
     (j) repurchase any outstanding shares of capital stock (other than repurchases or redemptions of the Series A Convertible Preferred Stock in accordance with their terms);
     (k) approve or modify by 10% or more the aggregate amount of any annual or other operating or capital budget, or approve or modify by 50% or more any single line item of any such operating or capital budget;
     (l) increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding;
     (m) retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee;
     (n) incur indebtedness (other than trade payables) or enter into contracts or leases that require payments in excess of $5,000 in the aggregate;
     (o) make or incur any single capital expenditure;
     (p) award stock options, stock appreciation rights or similar employee benefits or determine vesting schedules, exercise prices or similar features;
     (q) make any material change in the nature of its business or enter into any new line of business, joint venture or similar arrangement;
     (r) pledge its assets or guarantee the obligations of any other individual or entity;
     (s) recommend approval of any new equity incentive plan;
     (t) form or acquire any subsidiary, joint venture or similar business entity; or
     (u) directly or indirectly enter into, or permit to exist, any material transaction with any affiliate of the Company, any director or officer or any affiliate of a director or officer, or transfer, pay, loan or otherwise obligate the Company to give cash, services, assets or other items of value to affiliates, officers or directors or any affiliate of a officer or director or commit to do any of the preceding, except for employee compensation or for reimbursement of ordinary business expenses.

Board of Directors. For so long as any shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding shall have the right to designate all the persons to serve as directors on the Board of Directors of the Company and its subsidiaries. If the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding choose not to designate any directors, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding may appoint a designee to serve as an observer at all meetings of the Company’s or its subsidiaries’ Board of Directors and committees thereof.
     A copy of the form of Certificate of Designation for the Series A Convertible Preferred Stock, which describes the terms of the Series A Convertible Preferred Stock in greater detail, is attached as Exhibit A to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     The Purchase Agreement has certain requirements and conditions that must be satisfied in order for the purchase and sale of the shares of the Series A Convertible Preferred Stock to occur. The primary conditions and requirements are:
     (a) The Company must agree to, and effect, a ten-for-one reverse split of its issued and outstanding common stock prior to the closing;
     (b) The Company must amend its Articles of Incorporation to:
     (i) remove the stockholder preemptive rights currently granted by the Company’s Articles of Incorporation;
     (ii) provide that the Company’s Board of Directors shall have the authority to determine the rights, attributes and preferences of any preferred stock to be issued by the Company; and
     (iii) authorize the reverse split described above;
     (c) The Company must file a certificate of designation containing the terms of the Series A Convertible Preferred Stock;
     (d) The Company or certain of its employees must enter into certain agreements, including, among others, non-competition agreements, the Investor’s Rights Agreement (described below), non-disclosure agreements and an Escrow Agreement (a description of which is described below in the discussion regarding use of proceeds);
     (e) All outstanding obligations and accounts payable must be subject to binding repayment agreements pursuant to which they will be paid or converted into Company common stock of the Company at or after closing;
     (f) All anti-dilution requirements currently held by stockholders must be waived; and
     (g) The Company must take certain actions that are subject to Radical’s reasonable satisfaction.

     There can be no assurance that the Company will be able to satisfy all of the conditions and contingencies described above. In the event the Company cannot satisfy any of the conditions or contingencies described above, Radical has the ability to declare a default of the Purchase Agreement and not complete the purchase of the Series A Convertible Preferred Stock.
     The proceeds from the sale of the Series A Convertible Preferred Stock will be utilized in the following priority:
•	$230,000 will be used to pay accounts payable agreed upon by the Company and Radical;

•	$2,470,000 will be placed in escrow at the closing of the purchase and sale of the Series A Convertible Preferred Stock. Once the conditions to the release of the escrow funds have been satisfied and there is no Event of Default, such funds will be released to be used in the following priority:
•	$750,000 for working capital that will be used according to an approved budget;

•	An amount necessary to satisfy any remaining liabilities, accounts payable or other obligations of the Company and its subsidiaries; and

•	Any portion of the $2,470,000 that remains after the foregoing bullet points will be paid to the holders of record of Company common stock as of ten days prior to the closing date of the purchase and sale of the Series A Convertible Preferred Stock as a special dividend.
•	$300,000 will be held in escrow until the first anniversary of the closing date. These funds will be used to satisfy any remaining liabilities that may arise. Any funds that remain in the escrow account after the first anniversary of the closing date will be released to the Company.
     A copy of the form of Escrow Agreement, which describes the terms of the escrow in greater detail, is attached as Exhibit E to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Investor’s Rights Agreement. In connection with, and as a condition to, the closing of the purchase and sale of the Series A Convertible Preferred Stock under the Purchase Agreement, the Company, Radical and Messrs. Bair and Marin will enter into an Investor’s Rights Agreement. The Investor’s Rights Agreement grants Radical certain demand, piggy-back and shelf registration rights and sets forth the procedures pursuant to which those rights may be exercised and effected. The Investor’s Rights Agreement also grants Radical rights of first refusal to purchase any or all of the securities of the Company that Messrs. Bair or Marin propose to sell or otherwise transfer on the same terms and conditions as the proposed sale or transfer by them. A copy of the form of Investor’s Rights Agreement is attached as Exhibit D to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Employment Agreements. At the closing of the purchase and sale of the Series A Convertible Preferred Stock, DiscLive, Inc., a wholly-owned subsidiary of the Company, will enter into employment agreements with Messrs. Bair and Marin. In accordance with those employment agreements, Messrs. Bair and Marin will continue to be employed as Chief Executive Officer and

Chief Operating Officer, respectively, of DiscLive, Inc. for a term of three years. Pursuant to these employment agreements, the annual salaries for Messrs. Bair and Marin for the first year are $102,000 and $94,800, respectively, and increase at a rate of five percent each year. These employment agreements also provide that Messrs. Bair and Marin will be eligible to participate in benefit plans made available by the Company. A copy of the form of Employment Agreement is attached as Exhibit F to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     Upon the purchase of the Series A Convertible Preferred Stock by Radical, a change in control of the Company will occur because Radical will beneficially own 95% of the outstanding securities entitled to vote on matters required or permitted to be submitted to the stockholders of the Company. Subject to the terms and conditions of the Purchase Agreement, the Company will issue and sell, and Radical will purchase, 4,392,286 shares of the Series A Convertible Preferred Stock for an aggregate purchase price of $3.0 million, or $0.68 per share of Series A Convertible Preferred Stock. The securities will be purchased utilizing working capital funds of Radical.
     Radical Management LLC, a Texas limited liability company, is the sole general partner of Radical Holdings LP, a Texas limited partnership. Mark Cuban is the President of Radical Management LLC. Mr. Cuban, indirectly, wholly-owns Radical Management LLC and Radical Holdings LP.
Settlement and Conversion Agreements
     On January 23, 2006, the Company and Jess Morgan & Company, or JSM, entered into the Agreement, Settlement and Release, or the JSM Release. In accordance with the JSM Release, the Company will amend the warrant previously issued to JSM to remove provisions contained in the warrant that granted the Company rights to call the warrant upon certain events. Additionally, under the JSM Release, the Company will, after the consummation of the ten-for-one reverse stock split and prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock, issue to JSM a total of 1,264,068 shares of Company common stock, or such other amount necessary to result in JSM holding 25% of the outstanding Company common stock immediately prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock. In consideration for the above waiver and issuance, JSM has agreed, upon receipt of those shares and subject to the closing of the purchase and sale of the Series A Convertible Preferred Stock, to terminate all agreements, other than the warrant, between it and the Company, including, without limitation, the Proposal of Terms and a letter agreement regarding operation guidelines, and forever waive and release any and all rights, claims and other matters that JSM may have. In the event that the closing of the purchase and sale of the Series A Convertible Preferred Stock does not occur on or prior to March 15, 2006, the JSM Release will terminate.
     On January 23, 2006, the Company and Phil McMorrow entered into an agreement that contains the same material terms as the JSM Release. Pursuant to this agreement, however, Phil McMorrow will be issued 126,407 shares of Company common stock, or such other amount as is necessary to result in Mr. McMorrow being issued 10% of the aggregate number of shares of Company common stock issued to JSM after the date thereof but immediately prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock.
     The Company has also entered into agreements with holders of instruments evidencing Company indebtedness to convert $630,500 out of the $1,172,247 aggregate principal amount of outstanding Company indebtedness into Company common stock after consummation of the ten-

for-one reverse stock split at a conversion price of $1.25 per share of Company common stock. Any of this outstanding indebtedness not converted into shares of Company common stock will be paid by the Company upon the release of the escrow funds (see the discussion above regarding the use of the proceeds from the purchase and sale of the Series A Convertible Preferred Stock). Pursuant to those agreements, the holders waived any interest payable on that indebtedness, will release their security interests in the assets securing the repayment of that indebtedness prior to the closing of the purchase and sale of the Series A Preferred Stock and agreed to forever waive and release any and all rights, claims and other matters that they may have. In the event that the closing of the purchase and sale of the Series A Convertible Preferred Stock does not occur on or prior to March 15, 2006, these agreements will terminate.
Item 1.02 Termination of a Material Definitive Agreement.
     See the discussions under Item 1.01 above under the title “Settlement and Conversion Agreements.”
     On January 18, 2006, the Company and Broad Street Ventures, LLC entered into an agreement to cancel a letter agreement between them dated September 9, 2005, whereby Broad Street Ventures, LLC provided financial advisory services to the Company. As a result of the potential investment in the Company as described in Item 1.01 above, the Company determined that it no longer required the services of Broad Street Ventures, LLC in that capacity. In this agreement, Broad Street Ventures, LLC agreed to forever waive and release any and all rights and claims that Broad Street Ventures, LLC may have under that letter agreement, including, without limitation, piggy-back registration rights.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.
(b)	Pro forma financial information.

Not applicable.
(c)	Shell company transactions.

Not applicable.
(d)	Exhibits.
     The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit
10.1	Securities Purchase Agreement, dated January 24, 2006, by and among Immediatek, Inc., Zach Bair, Paul Marin and Radical Holdings LP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.

Date: January 27, 2006	By:	/s/ ZACH BAIR

	Name: Title:	Zach Bair President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.1	Securities Purchase Agreement, dated January 24, 2006, by and among Immediatek, Inc., Zach Bair, Paul Marin and Radical Holdings LP.